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                                                                     EXHIBIT 5.1

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
                                           BASS, BERRY & SIMS PLC
                                  A PROFESSIONAL LIMITED LIABILITY COMPANY
        KNOXVILLE OFFICE                      ATTORNEYS AT LAW                       DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                                                      AMSOUTH CENTER
      KNOXVILLE, TN 37902                        REPLY TO:                   315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                        AMSOUTH CENTER                    NASHVILLE, TN 37238-3001
                                      315 DEADERICK STREET, SUITE 2700                (615) 742-6200
         MEMPHIS OFFICE                   NASHVILLE, TN 37238-3001
   THE TOWER AT PEABODY PLACE                  (615) 742-6200                       MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                                                     29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                  WWW.BASSBERRY.COM                   NASHVILLE, TN 37203-4322
         (901) 543-5900                                                               (615) 255-6161
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                                  May 28, 2004

Greene County Bancshares, Inc.
100 North Main Street
Greenville, TN 37743-4992

      RE:   REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission on May 28, 2004, covering 2,000,000 shares of Common Stock, par value $2.00 per share (the "Common Stock"), of Greene County Bancshares, Inc., a Tennessee corporation (the "Company"), to be offered by the Company pursuant to the terms of the Company's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan").

      In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be offered by the Company, when and as described in the Registration Statement (after the Registration Statement is declared effective) and pursuant to and in accordance with the Plan, will be validly issued, fully paid and nonassessable.

      We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Opinion" and to the use of this opinion as an exhibit to the Registration Statement.

                                                    Sincerely,
                                                    /s/ Bass, Berry & Sims PLC